EXHIBIT 99.1

Pain Therapeutics Announces First Quarter 2009 Financial Results

SAN MATEO, Calif., April 30, 2009 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE), a biopharmaceutical company, today reported financial results for the quarter ended March 31, 2009. Net loss for the quarter ended March 31, 2009 was $1.8 million, or $0.04 per diluted share, compared to net income of $2.6 million, or $0.06 per diluted share, for the first quarter of 2008.

"We recognize the importance of managing our balance sheet very carefully in this difficult macroeconomic environment," said Remi Barbier, president & chief executive officer of Pain Therapeutics. "Our strategy is to spend carefully but to keep innovation at the top of our agenda. Our immediate goals are to maintain regulatory momentum for Remoxy and to significantly advance our hematology/oncology programs."

At March 31, 2009, Pain Therapeutics had $185.6 million in cash, no debt and approximately 42.1 million shares outstanding, or $4.41 of cash per share. Net cash requirements in 2009 are still expected to be approximately $10 million, which includes a significant investment in the growth of its biotech pipeline.

Q1 2009 Financial and Operating Update

 * We reiterate existing regulatory guidance for REMOXY.  The U.S.
   Food and Drug Administration (FDA) believes additional non-clinical data will be required to support the approval of REMOXY.  The FDA has not requested or recommended additional clinical efficacy studies prior to approval.

 * As previously disclosed, regulatory responsibility for FDA approval of REMOXY was recently shifted to King Pharmaceuticals, Inc.  King plans to meet with the FDA in mid-2009.  This FDA meeting should provide a more reliable context in which to make projections about
   REMOXY.

 * There are no changes to the economic terms of our strategic alliance with King.  Pursuant to the terms of a strategic alliance,
   King will continue to fund development expenses incurred by us for
   REMOXY and three other abuse-resistant pain medications.  Upon FDA approval of REMOXY, we will receive a $15.0 million cash milestone payment and a running royalty equal to 20% of net sales of drugs developed under this strategic alliance, except as to the first
   $1.0 billion in cumulative net sales, which royalty is set at 15%.

 * We retain all commercial rights to our biotech pipeline, which includes a clinical-stage treatment for melanoma and a pre-clinical program to cure hemophilia.

 * In melanoma, we are developing a radio-labeled monoclonal antibody program for patients with late-stage melanoma.  We expect to complete a second Phase I study with this technology in 2009.  We are also exploring the use of similar technology to treat other important disease areas.

 * In hemophilia, we are developing a biological agent aimed at correcting an underlying genetic defect in patients with hemophilia.
   We expect to complete a significant pre-clinical study with this technology in 2009.

 * In order to focus on the growth of our biotech pipeline, in Q1 2009 we discontinued the development of Oxytrex(tm) and reverted rights to this drug to Albert Einstein College of Medicine.

 * Collaboration revenue for Q1 2009 was $3.2 million, compared to
   $11.1 million for Q1 2008 and reflects reimbursement of our development expenses under our strategic alliance with King.

 * Research and development expenses for Q1 2009 decreased to $7.6 million from $12.5 million for Q1 2008.  This decrease was mostly due to decreased spending for REMOXY and the other abuse-resistant product candidates under our strategic alliance with King.
   Research and development expenses included non-cash stock-related compensation costs of $1.1 million for Q1 2009 and $1.0 million for
   Q1 2008.

 * General and administrative expenses for Q1 2009 decreased to $1.7 million from $1.8 million for Q1 2008.  This decrease was mostly due to lower operating costs. General and administrative expenses included non-cash stock-related compensation costs of $0.5 million for Q1 2009 and $0.5 million for Q1 2008.

 * Interest income for Q1 2009 decreased to $0.4 million from $2.2 million in Q1 2008.  This decrease was due to decreases in interest rates on our investments in marketable securities.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. In addition to REMOXY, a unique abuse-resistant controlled-release oxycodone, the Company has three drug candidates in clinical programs, including a novel radio-labeled monoclonal antibody to treat metastatic melanoma, as well as PTI-202 and PTI-721. Pain Therapeutics is also working on a new treatment for patients with hemophilia.

For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the cash requirements of the Company for 2009 and expected uses of such cash; expected timing of commencement or completion of clinical trials and non-clinical studies; the Company's expected receipt and recognition of collaboration revenue, including reimbursement of the Company's ongoing development activities with respect to Remoxy; and the potential benefits of the Company's drug candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development and testing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets, unanticipated additional research and development and other costs and the timing and receipt of funds from the Company's commercial partner, the potential for abuse and misuse resistant pain medications to be developed by competitors and potential competitors to the Company. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                 PAIN THERAPEUTICS, INC.
           CONDENSED STATEMENTS OF OPERATIONS
        (in thousands, except per share amounts)
                      (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                 --------------------
                                                    2009       2008
                                                 ---------  ---------
 Revenue
   Collaboration revenue                         $   3,248  $  11,052
   Program fee revenue                               3,587      3,587
                                                 ---------  ---------
     Total revenue                                   6,835     14,639
 Operating expenses
   Research and development                          7,636     12,484
   General and administrative                        1,731      1,819
                                                 ---------  ---------
     Total operating expenses                        9,367     14,303
                                                 ---------  ---------
 Operating income (loss)                            (2,532)       336
 Interest income                                       387      2,234
                                                 ---------  ---------
 Income (loss) before benefit from income taxes     (2,145)     2,570
 Benefit from income taxes                            (321)        --
                                                 ---------  ---------
 Net income (loss)                               $  (1,824) $   2,570
                                                 =========  =========

 Net income (loss) per share
   Basic                                         $   (0.04) $    0.06
                                                 =========  =========
   Diluted                                       $   (0.04) $    0.06
                                                 =========  =========
 Weighted-average shares used in computing
   net income (loss) per share
   Basic                                            42,090     43,848
                                                 =========  =========
   Diluted                                          42,090     45,388
                                                 =========  =========

                    PAIN THERAPEUTICS, INC
                   CONDENSED BALANCE SHEETS

                                                 March 31, December 31,
                                                    2009      2008(1)
                                                 ---------  ---------
                                                 (Unaudited)
 Assets
 Current assets
   Cash, cash equivalents and marketable
    securities                                   $ 185,574  $ 190,095
   Other current assets                              2,031        541
                                                 ---------  ---------
     Total current assets
                                                   187,605    190,636
 Non-current assets
   Property and equipment, net                         708        774
   Other assets                                      1,420      2,026
                                                 ---------  ---------
     Total assets                                $ 189,733  $ 193,436
                                                 =========  =========
 Liabilities and stockholders' equity
 Current liabilities
   Accounts payable and accrued development
    expense                                      $   2,587  $   3,245
   Deferred program fee revenue - current
    portion                                         14,348     14,348
   Other accrued liabilities                         2,642      2,521
                                                 ---------  ---------
     Total current liabilities                      19,577     20,114
 Non-current liabilities
    Deferred program fee revenue - non-current
      portion                                       64,567     68,154
    Other liabilities                                1,413        882
                                                 ---------  ---------
       Total liabilities                            85,557     89,150
                                                 ---------  ---------
 Stockholders' equity
   Common stock                                         42         42
   Additional paid-in-capital                      219,865    218,021
   Accumulated other comprehensive income              195        325
   Accumulated deficit                            (115,926)  (114,102)
                                                 ---------  ---------
     Total stockholders' equity                    104,176    104,286
                                                 ---------  ---------
     Total liabilities and stockholders'
      equity                                     $ 189,733  $ 193,436
                                                 =========  =========
 (1)  Derived from audited financial statements.

CONTACT:  Pain Therapeutics, Inc.
          Judy Ishida, Administrative Manager
          650-645-1924
          IR@paintrials.com